                                                                     Exhibit 3.3

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

Wollemi Mining Corp.,  a corporation  organized and existing under and by virtue of the General  Corporation  Law of  Delaware  (the  "Corporation")  does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation as heretofore amended shall by amended by changing  Article  "FIRST" so that as amended,  said Article shall read in its entirely as follows:

     "FIRST: The name of this Corporation shall be PACIFIC BEPURE INDUSTRY INC."

SECOND:  The Certificate of Incorporation as heretofore amended shall be further amended by changing  Article  "FOURTH" so that,  as amended,  said Article shall read in its entirely as follows:

     "FOURTH:  The total number of shares of capital stock which the Corporation shall  have the  authority  to issue is Ninety  Five  Million  (95,000,000)
     shares,  consisting of Seventy Five Million  (75,000,000)  shares of common stock,  par value  $.0001 per share  ("Common  Stock")  and Twenty  Million
     (20,000,000)   shares  of  preferred  stock,  par  value  $.001  per  share
     ("Preferred Stock").

     The powers,  preferences and rights and the  qualification,  limitation and restrictions thereof shall be determined by the Board of Directors.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed  herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the  Corporation  as  hereinafter  provided.  Any shares of Preferred  Stock which may be redeemed,  purchased or acquired by the Corporation  may be reissued except as otherwise  provided by law or by
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     the terms of any series of Preferred  Stock.  Different series of Preferred
     Stock shall not be construed to constitute  different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby  expressly  granted to the Board of Directors from time to time to issue Preferred  Stock in one or more series,  and in connection with  the  creation  of any  such  series,  by  resolution  or  resolutions providing  for the issue of the shares  thereof,  to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative  participating,  optional or other special rights, and qualifications,  limitations or restrictions thereof, including without limitation  thereof,  dividend  rights,  special voting rights,  conversion rights,  redemption  privileges and  liquidation  preferences,  as shall be stated and  expressed  in such  resolutions,  all to the full extent now or hereafter  permitted  by  the  General  Corporation  Law of  the  State  of
     Delaware. Without limiting the generality of the foregoing, the resolutions providing  for issuance of any series of  Preferred  Stock may provide that such series  shall be superior  or rank  equally or be junior to  Preferred
     Stock of any  other  series  to the  extent  permitted  by law.  Except  as otherwise  specifically  provided  in  this  Certificate  of  Amendment  of
     Certificate  of  Incorporation,  the  By-Laws  of  the  Corporation  or any
     agreement in existence  from  time-to-time  among the  stockholders  of the
     Corporation and the Corporation,  no vote of the holders of Preferred Stock or Common  Stock shall be a  prerequisite  to the issuance of any shares of any  series  of  Preferred  Stock  authorized  by and  complying  with  the conditions  of this  Article  FOURTH,  the right to have  such  vote  being expressly  waived by all present and future holders of the capital stock of the Corporation."

THIRD: The Certificate of  Incorporation as heretofore  amended shall be further amended by adding  Article  "EIGHTH"  so that,  said  Article  shall read in its entirely as follows:

     "EIGHTH:  The  Corporation  shall,  to the fullest extent  permitted by the provisions  of ss. 145 of the General  Corporation  Law, as the same may be amended and supplemented,  indemnify any and all persons whom it shall have power to  indemnify  under said section from and against any and all of the
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     expenses,  liabilities,  or other matters referred to in or covered by said section,  and the  indemnification  provided for herein shall not be deemed exclusive  of any other rights to which those  indemnified  may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise,  both as to action in such person's  official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors,  and administrators of such person."

     IN WITNESS WHEREOF,  the undersigned,  being the Chief Executive Officer of the  Corporation,  has executed,  signed and  acknowledged  this  Certificate of
Amendment of Certificate of Incorporation this 12th day of November, 2009.

                                            By: /s/ Haiting Li
                                               ---------------------------
                                            Name:  Haiting Li
                                            Title: Chief Executive Officer